Exhibit 10.5
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
      THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of the 1st day of July, 2008 and is by and among MISTRAS GROUP, INC. (formerly known as Mistras Holdings Corp.), a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as Agent, Co-Lead Bookrunner and L/C Issuer (the “Agent”), JPMORGAN CHASE BANK, N.A., as Co-Lead Bookrunner (“JPMorgan Chase”) and each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Agent, JPMorgan Chase and the Lenders, are parties to that certain Amended and Restated Credit Agreement dated as of April 23, 2007, effective as of October 31, 2006, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2007 and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of May 30, 2008 (collectively, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested the Lenders to make a new term loan to the Borrower in the original principal amount of $20,000,000 under and as part of the Credit Agreement, to be used to fund and/or to reimburse the Borrower for costs relating to the acquisition of (i) certain assets of Inspection Technologies Inc. (“iTi”), H&G Inspection Company (“H&G”), Gonzalez Industrial X-ray, Inc. (“Gonzalez) and South Bay Inspection, Inc. (“South Bay”, and collectively with iTi, H&G and Gonzalez, the “2008 Asset Sellers”); (ii) the outstanding equity securities of 508732 Alberta Ltd., Boss Holdings Inc. and 1113090 Alberta Ltd., which together own all of the outstanding equity securities of Nomad Inspection Services Ltd. (“Nomad”); and (iii) certain yet-to-be-determined additional assets and/or equity securities.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Credit Agreement shall have the same meanings when used herein.
     2. Amendments to Credit Agreement.
          (a) The recital of the Credit Agreement is hereby amended to read, in its entirety, as follows:
               Borrower has requested that Lenders provide a revolving credit facility, a term loan, and an acquisition loan, and Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

          (b) The following definitions are hereby added to, and inserted alphabetically in, Section 1.01 of the Credit Agreement:
               “Acquisition Loan” has the meaning specified in Section 2.01(c).
               “Acquisition Loan Closing Date” means July 1, 2008.
               “Acquisition Loan Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on the portion of Schedule 2.01 describing the Acquisition Loan or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
               “Acquisition Note” means a promissory note made by Borrower in favor of a Lender evidencing the Lender’s Applicable Percentage of the Acquisition Loan, substantially in the form of Exhibit G.
               “Aggregate Acquisition Loan Commitments” means the Acquisition Loan Commitments of all Lenders.
               “Nomad” means Nomad Inspection Services Ltd.
               “Nomad Shareholders” means, at any time, the entity or entities that collectively own and control one hundred (100%) percent of the outstanding equity securities of Nomad.
               “2008 Asset Sellers” means, collectively, Inspection Technologies Inc., H&G Inspection Company, Gonzalez Industrial X-ray, Inc. and South Bay Inspection, Inc.
          (c) Each of the following definitions set forth in Section 1.01 of the Credit Agreement is hereby amended to read, in its entirety, as follows:
               “Aggregate Commitments” means, collectively, the Aggregate Revolving Loan Commitments, the Aggregate Term Loan Commitments and the Aggregate Acquisition Loan Commitments.
               “Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) the Aggregate Revolving Loan Commitments represented by such Lender’s Revolving Loan Commitment at such time; (ii) the Aggregate Term Loan Commitments represented by such Lender’s Term Loan Commitment at such time and (iii) the Aggregate Acquisition Loan Commitments represented by such Lender’s Acquisition Loan Commitment at such time. If the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Loan

Commitments have expired, then the Applicable Percentage of each Lender with respect to the Revolving Loans shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
               “Applicable Rate” means, from time to time, the following percentages per annum, based upon the ratio of Funded Debt to EBITDA (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):
Applicable Rate

Pricing			Eurodollar
Level	Funded Debt : EBITDA	Base Rate +/-	Rate +/-
1	<1.76:1	-.75%	+1.50%
2	≥1.76:1 but <2.51:1	-.25%	+2.00%
3	≥2.51:1	+.00%	+2.25%
Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the month immediately following the delivery of such Compliance Certificate. The Applicable Rate in effect from the Acquisition Loan Closing Date until receipt of the Compliance Certificate for the period ended August 31, 2008 shall be determined based upon the Pricing Level in effect as of the date hereof.
               “Commitment” means, as to each Lender, its Revolving Loan Commitment, its Term Loan Commitment and its Acquisition Loan Commitment.
               “Committed Loan” means the Term Loan (or any portion thereof made by a Lender), a Revolving Loan (or any portion thereof made by a Lender) or the Acquisition Loan (or any portion thereof made by a Lender).
               “Debt Service Coverage Ratio” means the ratio of Fixed Charge Cash Flow to the sum of the current portion of long-term liabilities (which shall include any conditional payments, including payments due under any earn-out agreements, deemed due and owing in the next 12-month period)

and the current portion of capitalized lease obligations, plus interest expense on all obligations.
               “EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization (including non-cash loss on retirement of assets), plus stock option expense, less cash expense related to stock options and adjusted for certain historical expenses, accounting adjustments, and other non-cash charges, all in the Required Lenders’ sole discretion. With respect to each acquisition by the Borrower or any of its Subsidiaries of substantially all of the assets or equity securities of another company, other than the acquisitions relating to the 2008 Asset Sellers and the Nomad Shareholders, (i) for purposes of determining compliance by the Borrower with Section 6.12 of this Agreement, the consolidated EBITDA of the Borrower and its Subsidiaries shall not include the EBITDA of the company that is the subject of such acquisition to the extent attributable to periods prior to the date of such acquisition and (ii) for purposes of determining the Applicable Rate, the consolidated EBITDA of the Borrower and its Subsidiaries shall include the historical EBITDA of the company that is the subject of such acquisition during the applicable 12-month reporting period, whether or not the acquired company was owned by the Borrower or any of its Subsidiaries during the entire period in question. With respect to the 2008 Asset Sellers and the Nomad Shareholders, for purposes of determining compliance by the Borrower with Section 6.12 of this Agreement and for purposes of determining the Applicable Rate, the consolidated EBITDA of the Borrower and its Subsidiaries shall include the following amounts for the following periods, which amounts represent the Agent’s determination of the aggregate historical EBITDA of all of such acquisitions:

June 1, 2008 — August 31, 2008	$2,500,000
September 1, 2008 — November 30, 2008	$1,675,000
December 1, 2008 — February 28, 2009	$837,500
March 1, 2009 and thereafter	$0
Notwithstanding the foregoing, in the event that the purchase of the outstanding equity securities of the Nomad Shareholders has not closed prior to July 31, 2008, the Agent shall, in its sole discretion, determine the appropriate add-backs to the consolidated EBITDA of the Borrower and its Subsidiaries, which shall include the Agent’s determination of aggregate historical EBITDA of the 2008 Asset Sellers but shall not include the aggregate historical EBITDA of the Nomad Shareholders.
               “Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Revolving Loan or the Term Loan or the Acquisition Loan.

               “Note” means a Revolving Note, a Term Note or an Acquisition Note.
               “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Revolving Loan Commitments and the outstanding principal balance of the Term Loans and the Acquisition Loan (taken as a whole) or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the total outstanding Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the total outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          (d) The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following provision at the end thereof:
Notwithstanding the foregoing, however, if any of the events or series of events as set forth in subsections (a), (b), (c) or (d) above occurs solely as a result of the public offering of the Borrower’s common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, such event or series of events shall not be deemed a “Change of Control” for purposes of this Agreement.
          (e) Section 2.01 of the Credit Agreement is hereby amended by adding the following provision after subsection (b):
               (c) Acquisition Loan. (i) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a term loan (collectively, the “Acquisition Loan”) to Borrower in an amount equal to the amount of such Lender’s Acquisition Loan Commitment. The Borrower shall execute and deliver to each such Lender one or more Acquisition Notes to evidence the Acquisition Loan. The Acquisition Loan shall be a Eurodollar Rate Loan, as further provided herein. Once repaid or prepaid, the Acquisition Loan may not be re-borrowed.
                    (ii) The Acquisition Loan shall be disbursed in no more than two (2) installments. On the Acquisition Loan Closing Date, the Borrower shall have the right to request, and each Lender shall fund, the first installment of the Acquisition Loan in an amount not to exceed such Lender’s Acquisition Loan Commitment (collectively, the “First Acquisition Draw”). At any time within ninety (90) days after the Acquisition Loan Closing Date, the Borrower shall have the right to request, and each Lender shall fund, a second installment of the

Acquisition Loan in an amount not to exceed (A) such Lender’s Acquisition Loan Commitment minus (B) such Lender’ share of the First Acquisition Draw (collectively, the “Second Acquisition Draw”). The Borrower shall have no right to request, and the Lenders shall have no obligation to fund, any installments of the Acquisition Loan other than the First Acquisition Draw and the Second Acquisition Draw as described above. To the extent that the aggregate amount of the First Acquisition Draw and the Second Acquisition Draw is less than $20,000,000, or in the event that the Borrower has not requested the Second Acquisition Draw prior to the expiration of the 90-day period referred to above, the Borrower shall be deemed to have automatically and irrevocably waived any right to request or receive any more funds from the Acquisition Loan.
          (f) Section 2.03(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               (a)(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided that the Lenders shall have no obligation to issue a Letter of Credit unless after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Loan Outstandings shall not exceed the Aggregate Revolving Loan Commitments, (y) the aggregate Outstanding Revolving Loan Amount of all Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Revolving Loan Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Term Loan plus such Lender’s Applicable Percentage of the Acquisition Loan shall not exceed such Lender’s Commitment, and (z) the Outstanding Revolving Loan Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (g) Section 2.04 of the Credit Agreement is hereby amended by adding the following provisions after subsection (b):
               (c) Commencing on July 27, 2008 and on the 27th day of each and every calendar month thereafter, the Acquisition Loan shall be paid in equal consecutive monthly installments of principal in the amount of $277,777.78 each month based on a six year amortization schedule, together with all interest accrued thereon.
          (h) Section 2.05(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay the Acquisition Loan, Term Loan or Revolving Loans in whole or in part without premium or penalty; provided that such notice must be received by Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment of Eurodollar Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Applicable Percentages.
          (i) Section 2.05(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               (d) All prepayments under this Section 2.05 to the Term Loan or the Acquisition Loan shall be applied to installments due under the Term Loan or the Acquisition Loan, as applicable, in the inverse order of their maturity.
          (j) Section 2.08 of the Credit Agreement is hereby amended by adding the following provisions after subsection (b):
               (c) Facility Fee. On the Acquisition Loan Closing Date, Borrower shall pay to the Lenders, pro rata in accordance with the Lenders’ respective Acquisition Loan Commitments, a facility fee in the amount of $120,000.

               (d) Structuring Fee. On the Acquisition Loan Closing Date, Borrower shall pay solely to Agent a structuring fee in the amount set forth in that certain Summary of Terms and Conditions dated May 8, 2008. Such structuring fee shall be in addition to the portion of the facility fee paid to Agent in its capacity as Lender pursuant to Section 2.08(c).
          (k) Section 6.11 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:
               Notwithstanding the foregoing, the proceeds of the Acquisition Loan shall be applied only to fund and/or to reimburse the Borrower for costs relating to the acquisition of (i) the assets purchased from the 2008 Asset Sellers, (ii) the outstanding equity securities of the Nomad Shareholders and (iii) the assets and/or voting securities of certain other entities to be identified by the Borrower after the date hereof.
          (l) Section 6.12(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               (a) EBITDA. Maintain on a consolidated basis EBITDA of not less than the following amounts calculated for the 12-month periods ending on the following dates:

Fiscal Year	Minimum Annual EBITDA
2008	$21,000,000
2009	$29,000,000
2010	$30,000,000
2011	$32,400,000
2012	$33,000,000
          (m) Section 7.02(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               (f) Investments in (i) the acquisitions of certain of the assets of the 2008 Asset Sellers and of the equity securities of the Nomad Shareholders and (ii) other acquisition(s) of assets and/or equity securities provided that, with respect to such other acquisition(s) all of the following conditions are satisfied: (A) the cash portion (paid at closing and in the first 12 months thereafter) of the purchase price shall not exceed $7,000,000 in the aggregate in any 12-month period, (B) there shall not be more than two such other acquisitions in any 12-month period where the cash portion of the purchase price (paid at closing and in the first 12 months thereafter) exceeds $3,000,000, (C) immediately following each such other acquisition, the amount by which the Aggregate Revolving Loan Commitments exceed the Total Revolving Loan Outstandings shall not be less than $5,000,000, (D) the acquired entity is in a line of business substantially similar to the business conducted by Borrower or its Subsidiaries, and (E) pro-forma compliance with the financial covenants contained in Section 6.12 can be evidenced by Borrower to the reasonable satisfaction of Agent and Required Lenders; provided, however, that in all such instances notice of such other acquisition shall be delivered to the Agent no later than 15 days prior to the date of the closing of such other acquisition, and all material acquisition documents shall promptly be delivered to the Agent upon the Agent’s request; and
          (n) Section 7.06 of the Credit Agreement is hereby further amended by adding the following new subsection (e) after subsection (d):
               (e) Borrower may issue or sell its common stock in connection with a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, provided that the terms and conditions of such offering are reasonably acceptable to the Agent and the Lenders in all respects.
          (o) Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2.01 attached hereto.
          (p) Schedule 10.02 to the Credit Agreement is hereby deleted in its entirety and replaced with the revised Schedule 10.02 attached hereto.
          (q) Exhibit G attached hereto is hereby added to the Credit Agreement as Exhibit G thereto.
     3. Reaffirmation of Amended and Restated Guaranty. In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, concurrently herewith, each of Quality Services Laboratories, Inc., CONAM Inspection & Engineering Services, Inc., Physical Acoustics Corporation and CISMIS Springfield Corp. has executed and delivered to the Agent a Reaffirmation of Amended and Restated Guaranty.
     4. Amendment to Loan Documents.
          (a) In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, concurrently herewith, the Borrower has executed and delivered or caused to be executed and delivered to the Agent, the following amendments to Loan Documents:
(i)	First Amendment to Amended and Restated Security Agreement;

(ii)	First Amendment to Trademark and Patent Security Agreement;

(iii)	First Amendment to Amended and Restated Pledge Agreement; and

(iv)	Second Amendment to Subordination Agreement.
          (b) In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, immediately after the consummation of the purchase by the Borrower, or any direct or indirect Subsidiary of the Borrower (the “Nomad Purchaser”), of the outstanding equity securities of the Nomad Shareholders, Borrower shall cause the Nomad Purchaser to (i) notify the Agent thereof in writing; (ii) execute and deliver to the Agent a Stock Pledge Agreement, in form and substance acceptable to the Agent, pursuant to which the Nomad Purchaser pledges to the Agent sixty-five (65%) percent of the outstanding equity securities of each of the Nomad Shareholders and (iii) cause to be delivered to Agent an opinion of counsel to the Nomad Purchaser. The Borrower has informed the Agent that, immediately after the purchase by the Nomad Purchaser of the outstanding equity securities of the Nomad Shareholders, the Borrower currently intends to amalgamate (the “Amalgamation”) the Nomad Purchaser, the Nomad Shareholders and Nomad into one legal entity (the “Amalgamated Entity”). The Borrower shall deliver to the Agent full copies of all of the documents effectuating the Amalgamation. In the event that the Amalgamation is consummated, the Stock Pledge Agreement referred to in this subparagraph 4(b) shall be delivered by the Subsidiary or Subsidiaries of the Borrower that, following the Amalgamation, collectively own and control one hundred (100%) percent of the outstanding equity securities of the Amalgamated Entity.
     5. Subordinated Target Notes; Subordination Agreement.
          (a) (i) In connection with the purchase of the assets from the 2008 Asset Sellers, CONAM has delivered to the applicable 2008 Asset Sellers unsecured subordinated promissory notes (each, a “Subordinated Target Note”) in payment of a portion of the purchase price for the assets being acquired from each 2008 Asset Seller by the Borrower or a Subsidiary. Payments under the Subordinated Target Notes are subordinated and made subject in all respects to any and all Notes from the Borrower in favor of the Agent or the Lenders and any and all rights of the Agent or the Lenders thereunder to the extent provided in the terms and conditions of each such applicable Subordinated Target Note.
               (ii) The Borrower covenants that, notwithstanding Section 3 of each of the Subordinated Target Notes, neither the Borrower nor CONAM shall prepay, or permit or suffer the prepayment by CONAM, of any amounts under any of the Subordinated Target Notes, other than monthly installments due and owing in accordance with Section 1 thereof, without the prior written consent of the Agent, which may be withheld for any reason or no reason, and the Borrower agrees and acknowledges that any such prepayment shall result in an Event of Default.
               (iii) The Borrower covenants that, notwithstanding the provisions of each of the Subordinated Target Notes, neither the Borrower nor CONAM shall agree to amend any of the Subordinated Target Notes without the prior written consent of the Agent, which may be withheld for any reason or no reason, and the Borrower agrees and acknowledges that any such amendment shall result in an Event of Default.
          (b) In connection with the purchase of the outstanding equity securities of the Nomad Shareholders, the Nomad Purchaser or the Amalgamated Entity, as applicable, intends to deliver to each of (i) John Dyer; (ii) Harry Boss and Maxine Boss; and (iii) Michael Smith and Vonda Todd (collectively, the “Nomad Noteholders”), an unsecured subordinated promissory note (collectively, the “Nomad Notes”) in payment of a portion of the purchase price for the outstanding equity interests being acquired from the Nomad Noteholders by the Nomad Purchaser. In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, the Nomad Purchaser or the Amalgamated Entity, as applicable, shall execute and deliver to the Agent, and shall cause each of the Nomad Noteholders to execute and deliver to the Agent, upon closing of the Nomad Purchaser’s purchase of the Nomad Noteholders’ outstanding equity securities, a subordination agreement in form and substance reasonably acceptable to the Agent, pursuant to which the Nomad Notes, and all rights of the Nomad Noteholders thereunder, are unconditionally and without limitation subordinated and made subject in all respects to any and all Notes from the Borrower in favor of the Agent or the Lenders and any and all rights of the Agent or the Lenders thereunder.
     6. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Agent and the Lenders that:
          (a) All of the representations and warranties of the Borrower set forth in the Credit Agreement and the Loan Documents are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein.
          (b) No Default or Event of Default presently exists and is continuing on and as of the date hereof and no Default or Event of Default will be caused by or result from the closing of the Acquisition Loan, the funding of the Acquisition Loan or the consummation of the transactions contemplated under the Acquisition Loan.
          (c) Since the date of the Borrower’s most recent financial statements delivered to the Agent, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.
          (d) With respect to each purchase transaction between the Borrower and each of the 2008 Asset Sellers, as of the date hereof:
               (i) Such purchase transaction has closed and all assets purchased thereunder have been delivered to the Borrower;
               (ii) All conditions to such closing set forth in the applicable purchase agreement have been satisfied in full;
               (iii) There are no liens or encumbrances on the purchased assets, other than those created pursuant to this Agreement and the other Loan Documents;

               (iv) There exist no disputes between the Borrower and any such 2008 Asset Seller; and
               (v) The Subordinated Target Notes are unsecured.
          (e) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other documents executed in connection herewith (this Agreement and all such other documents are collectively referred to herein as the “Amendment Documents”); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors’ rights generally.
          (f) The execution, delivery and performance of the Amendment Documents by the Borrower will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or by-laws of the Borrower, (B) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (C) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower, other than Liens in favor of the Lenders.
          (g) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.
     7. No Defenses. The Borrower acknowledges that, as of June 26, 2008, the outstanding principal balance of the Substitute Revolving Note in favor of Bank of America, N.A. dated as of May 30, 2008 was $5,807,500.00 , the outstanding principal balance of the Substitute Revolving Note in favor of JPMorgan Chase dated as of May 30, 2008 was $5,807,500.00 , the outstanding principal balance of the Substitute Term Note in favor of Bank of America, N.A dated as of April 23, 2007 was $11,250,000.00 , and the outstanding principal balance of the Substitute Term Note in favor of JPMorgan Chase dated as of April 23, 2007 was $11,250,000.00 The Borrower acknowledges and agrees that as of the date hereof it has no defenses, offsets or counterclaims to its Obligations to the Agent and/or the Lenders under the Credit Agreement or any other Loan Document and hereby waives and releases all claims against the Agent and Lenders with respect to the Obligations and the documents evidencing or securing the same.
     8. Agent and Lender Costs. The Borrower shall reimburse the Agent and Lenders on demand for all costs incurred in connection with this transaction, including but not limited to legal, searches, filings and other expenses incurred in connection with this Agreement and the other Amendment Documents, whether or not the transactions contemplated under this Agreement are completed. The Borrower irrevocably authorizes the Agent to charge the Borrower’s Master Account for the amount of such fees and expenses.

     9. No Change. Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement shall continue in full force and effect.
     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
     11. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
[Signatures on following pages]

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute and deliver this Agreement as of the day and year first above written.

MISTRAS GROUP, INC.
By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent
By:
Name:
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, Co-Lead Bookrunner and L/C Issuer
By:
	Name:	William T. Franey
	Title:	Vice President

JPMORGAN CHASE BANK, N.A. as a Lender and Co-Lead Bookrunner
By:
Name:
Title:

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

	Revolving Loan
Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$7,500,000	50.000000000%
JPMorgan Chase Bank, N.A.	$7,500,000	50.000000000%

Total	$15,000,000	100.000000000%

	Term Loan
Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$12,500,000	50.000000000%
JPMorgan Chase Bank, N.A.	$12,500,000	50.000000000%

Total	$25,000,000	100.000000000%

	Acquisition Loan
Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$10,000,000	50.000000000%
JPMorgan Chase Bank, N.A.	$10,000,000	50.000000000%

Total	$20,000,000	100.000000000%

SCHEDULE 10.02
AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Mistras Group, Inc.
195 Clarksville Road
Princeton Junction, NJ 08550
Attention: Paul “Pete” Peterik
Telephone: 609.716.4103
Telecopier: 609.716.4179
Electronic Mail: ppeterik@pacndt.com
U.S. Taxpayer Identification Number: 22-3341267
With a copy to:
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
United States of America
Attention: Sheldon G. Nussbaum
                    Joseph F. Daniels
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-04-39
Charlotte, NC 28255-0001
Attention: Renee Daniels-Moring
Telephone: (704) 387-9468
Telecopier: (704) 310-3288
Electronic Mail: renee.d.daniels-moring@bankofamerica.com
Account No.: 136-621-225-0600
Ref: Mistras Group, Inc.
ABA# 026009593

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Mail Code: IL1-231-10-41
231 S. La Salle St.
Chicago, IL 60604
Attention: Felicia Brinson
Telephone: (312) 828-7299
Telecopier: (877) 216-2432
Electronic Mail: felicia.brinson@bankofamerica.com
L/C ISSUER:
Standby Letters of Credit:
Bank of America, N.A.
Trade Operations
One Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Alfonso (Al) Malave
Telephone: 570.330.4212
Telecopier: 570.330.4186
Electronic Mail: alfonso.malave@bankofamerica.com

EXHIBIT G
FORM OF ACQUISITION NOTE
$
     FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to                      or its registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Acquisition Loan from time to time made by the Lender to Borrower under that certain Amended and Restated Credit Agreement, dated as of April 23, 2007, effective as of October 31, 2006, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2007, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 30, 2008 and that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 1, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Co-Lead Bookrunner and Bank of America, N.A., as Agent, Co-Lead Bookrunner and L/C Issuer.
     Borrower promises to pay interest on the unpaid principal amount of the Acquisition Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Agent for the account of the Lender in Dollars in immediately available funds at the Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Acquisition Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.
     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

MISTRAS GROUP, INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal	Outstanding
	Type of	Amount of	End of	or Interest	Principal
	Loan	Loan	Interest	Paid This	Balance	Notation
Date	Made	Made	Period	Date	This Date	Made By